Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2024 Results

MIAMI, FL (November 4, 2024) – The Hackett Group, Inc. (NASDAQ: HCKT), an IP and platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance, today announced its financial results for the third quarter, which ended on September 27, 2024.

Financial Highlights

•
Total revenue in the third quarter of 2024 was $79.8 million and revenue before reimbursements was $77.9 million, which exceeded the high end of our guidance. This compares to total revenue of $75.9 million and revenue before reimbursements of $74.6 million in the third quarter of the prior year.
•
GAAP diluted earnings per share was $0.31 in the third quarter of 2024, as compared to $0.34 in the third quarter of 2023. GAAP Net Income includes non-cash stock compensation expense from our recently approved stock price appreciation equity program of $602 thousand and acquisition related non-cash compensation of $232 thousand, which impacted our GAAP diluted earnings per share results by $0.02.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.43, which exceeded the high end of our guidance in the third quarter of 2024. Adjusted diluted earnings per share was $0.41 in the third quarter of 2023. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Subsequent to the end of the third quarter, the Company's Board of Directors approved an additional $20.0 million under the share repurchase program to increase our authorization to $31.1 million and declared its fourth quarter of 2024 dividend of $0.11 per share for its shareholders of record on December 20, 2024, to be paid on January 3, 2025.

“We continued to report solid operating results that exceeded our revenue and earnings per share guidance. More importantly, we released AI XPLR version 2 and closed the acquisition of LeewayHertz, a highly recognized Gen AI consulting and implementation firm,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We have now created an end-to-end Gen AI consulting and implementation capability to fully support our clients Gen AI journey, which should significantly improve growth prospects in this rapidly emerging area.”

Business Outlook for the Fourth Quarter of 2024

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the fourth quarter of 2024 will be in the range of $73.5 million to $75.0 million.
•
The Company estimates adjusted diluted earnings per share for the fourth quarter of 2024 to be in the range of $0.41 and $0.43, which assumes a GAAP effective tax rate of 27.6%.

Conference Call and Webcast Details

•
On Monday, November 4, 2024, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Third Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday, November 4, 2024, and will run through 5:00 P.M. ET on Monday, November 18, 2024. To access the rebroadcast, please dial (888) 566-0058. For International callers, please dial (203) 369-3035.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Monday, November 4, 2024, and will run through 5:00 P.M. ET on Monday, November 18, 2024. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an IP and platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance. Using AI XPLR™ and ZBrain™ – our ideation through implementation platforms – our experienced professionals help organizations realize the power of Gen AI and achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey. Our expertise is grounded in unparalleled best practices insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 70% of the DAX 40 and 55% of the FTSE 100. Visit us at www.thehackettgroup.com.

# # #

The Hackett Group, quadrant logo, World Class Defined and Enabled, Quantum Leap, and Digital World Class are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that could impact such forward-looking statements include, among others, changes in worldwide and U.S. economic conditions that impact business confidence and the demand for our products and services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions, our ability to effectively integrate acquisitions, including the Leeway acquisition, into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russia and Ukraine and in the Middle East on our business and changes in general economic conditions, interest rates and our ability to obtain additional debt financing if needed as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Revenue:
Revenue before reimbursements	$77,949	$74,634	$229,572	$220,106
Reimbursements	1,828	1,222	5,048	4,081
Total revenue	79,777	75,856	234,620	224,187

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $2,135 and $5,168 and $1,518 and $4,687 of non-cash stock based compensation expense in the three and nine months ended September 27, 2024 and September 29, 2023, respectively)	46,417	44,421	137,583	132,990
Reimbursable expenses	1,828	1,222	5,048	4,081
Total cost of service	48,245	45,643	142,631	137,071

Selling, general and administrative costs (includes $1,688 and $4,104 and $1,193 and $3,243 of non-cash stock based compensation expense in the three and nine months ended September 27, 2024 and September 29, 2023, respectively)	18,732	16,470	55,046	49,331
Legal settlement and related costs	-	-	102	-
Total costs and operating expenses	66,977	62,113	197,779	186,402

Operating income	12,800	13,743	36,841	37,785

Other expense, net:
Interest expense, net	(368)	(814)	(1,352)	(2,594)

Income before income taxes	12,432	12,929	35,489	35,191
Income tax expense	3,845	3,509	9,423	8,890
Net income	$8,587	$9,420	$26,066	$26,301

Basic net income per common share:
Income per common share	$0.31	$0.35	$0.95	$0.97
Weighted average common shares outstanding	27,645	27,220	27,561	27,146

Diluted net income per common share:
Income per common share	$0.31	$0.34	$0.93	$0.95
Weighted average common and common equivalent shares outstanding	28,142	27,818	27,920	27,545

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 27,	December 29,
	2024	2023
ASSETS
Current assets:
Cash	$9,964	$20,957
Accounts receivable and contract assets, net	61,227	52,113
Prepaid expenses and other current assets	3,659	2,368
Total current assets	74,850	75,438
Property and equipment, net	20,307	20,044
Other assets	367	285
Intangible assets	2,800	-
Goodwill	89,417	84,242
Operating lease right-of-use assets	3,010	1,419
Total assets	$190,751	$181,428

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,280	$7,557
Accrued expenses and other liabilities	26,142	26,801
Contract liabilities	12,572	12,087
Income tax payable	4,323	2,360
Operating lease liabilities	1,173	1,083
Total current liabilities	49,490	49,888
Long-term deferred tax liability, net	8,565	8,118
Long-term debt	19,739	32,711
Operating lease liabilities	2,041	631
Total liabilities	79,835	91,348

Shareholders' equity	110,916	90,080
Total liabilities and shareholders' equity	$190,751	$181,428

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Global S&BT (1):
Total revenue (4)	$44,065	$43,798	$127,219	$129,765
Segment profit (5)	14,093	13,951	36,895	40,860
Oracle Solutions (2):
Total revenue (4)	$22,759	$20,831	$67,533	$58,774
Segment profit (5)	5,520	5,031	16,150	13,966
SAP Solutions (3):
Total revenue (4)	$12,953	$11,227	$39,868	$35,648
Segment profit (5)	3,699	2,861	11,833	8,486
Total Company:
Total revenue (4)	$79,777	$75,856	$234,620	$224,187

Total segment profit	$23,312	$21,843	$64,878	$63,312
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,655	4,497	15,745	15,069
Non-cash stock based compensation expense	2,989	2,707	8,438	7,920
Stock price appreciation equity program compensation expense	602	-	602	-
Acquisition-related cash compensation expense	41	-	41	-
Acquisition-related non-cash stock based compensation expense	232	4	232	10
Acquisition-related costs	53	-	53	-
Legal settlement and related costs	-	-	102	-
Depreciation expense	940	892	2,824	2,528
Interest expense, net	368	814	1,352	2,594
Income before taxes	$12,432	$12,929	$35,489	$35,191

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation expense, legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
GAAP NET INCOME	$8,587	$9,420	$26,066	$26,301
Adjustments (1):
Non-cash stock based compensation expense (2)	2,989	2,707	8,438	7,920
Stock price appreciation equity program compensation expense (2)(3)	602	-	602	-
Acquisition-related cash compensation expense (4)	41	-	41	-
Acquisition-related non-cash stock based compensation expense (4)	232	4	232	10
Acquisition-related costs	53	-	53	-
Legal settlement and related costs	-	-	102	-
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	12,504	12,131	35,534	34,231
Tax effect of adjustments above (5)	366	716	1,822	2,093
ADJUSTED NET INCOME (1)	$12,138	$11,415	$33,712	$32,138

GAAP diluted net income per common share	$0.31	$0.34	$0.93	$0.95
Adjusted diluted net income per common share (1)	$0.43	$0.41	$1.21	$1.17
Weighted average common and common equivalent shares outstanding	28,142	27,818	27,920	27,545

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price appreciation equity program compensation expense, acquisition-related cash and non-cash stock based compensation expense, acquisition related costs and legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price appreciation equity program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of September 27, 2024, these market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $0.6 million was recorded in the third quarter and first nine months of 2024.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of non-cash stock based compensation expense was $0.1 million and $0.7 million the third quarters of 2024 and 2023 and $1.5 million and $2.1 million in the first nine month periods in 2024 and 2023, respectively. The impact of the stock appreciation equity program compensation expense was $0.2 million in both the third quarter and first nine month period of 2024. The impact of acquisition related cash compensation expense was $11 thousand in both the third quarter and first nine month period of 2024. The impact of acquisition related non-cash stock based compensation expense was $61 thousand in both of the third quarter and first nine month period of 2024 and $1 thousand and $3 thousand in the third quarter and first nine month period in 2023, respectively. The impact of the acquisition related costs were $14 thousand in both of the third quarter and first nine month period of 2024. The impact of the legal settlement and related costs were $27 thousand in the first nine months in 2024.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 27,	June 28,	September 29,
	2024	2024	2023
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$44,065	$42,262	$43,798
Reimbursements	813	700	498
Revenue before reimbursements	$43,252	$41,562	$43,300

Oracle Solutions:
Total revenue	$22,759	$23,045	$20,831
Reimbursements	921	888	457
Revenue before reimbursements	$21,838	$22,157	$20,374

SAP Solutions:
Total revenue	$12,953	$12,349	$11,227
Reimbursements	94	172	267
Revenue before reimbursements	$12,859	$12,177	$10,960

Total segment revenue:
Total revenue	$79,777	$77,656	$75,856
Reimbursements	1,828	1,760	1,222
Revenue before reimbursements	$77,949	$75,896	$74,634

Revenue Concentration:
(% of total revenue)
Top customer	13%	13%	6%
Top 5 customers	24%	25%	16%
Top 10 customers	33%	33%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,262	1,145	1,177
Total headcount	1,546	1,409	1,430
Days sales outstanding (DSO)	70	68	75
Cash provided by operating activities (in thousands)	$10,578	$13,719	$7,167
Depreciation (in thousands)	$940	$941	$892
Capital expenditures (in thousands)	$1,229	$884	$1,078

Remaining Plan authorization:
Shares purchased (in thousands)	65	-	-
Cost of shares repurchased (in thousands)	$1,737	$—	$—
Average price per share of shares purchased	$26.77	$—	$—
Remaining Plan authorization (in thousands)	$11,146	$12,883	$13,938

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	6	6	3
Cost of shares purchased (in thousands)	$145	$144	$66
Average price per share of shares purchased	$25.42	$22.94	$23.55